Exhibit 10.2

PROMISSORY NOTE

$500,000	Santa Fe Springs, California
October 9, 2009

FOR VALUE RECEIVED, the undersigned, New Century Companies, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Michael Cabral, or order, the principal sum of $500,000 with interest on the unpaid balance of such principal sum from the date hereof at the rate of 5% per annum.  All amounts payable hereunder shall be due only on and paid from the proceeds of an equity financing of the Company with gross proceeds of at least $2,000,000 provided that the investors in such financing permit the proceeds thereof to be used for such purpose.

Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the payee or at such other place as the holder hereof shall have designated to the Company in writing.

This Note is subject to prepayment, without penalty, at any time.

If legal action is instituted by the holder hereof to enforce this Note, the Company promises to pay holder's reasonable attorneys' fees.

New Century Companies, Inc.

By:	/s/ David Duquette
David Duquette, President